MADISON SQUARE GARDEN ENTERTAINMENT CORP. REPORTS
FISCAL 2025 FIRST QUARTER RESULTS

NEW YORK, N.Y., November 8, 2024 - Madison Square Garden Entertainment Corp. (NYSE: MSGE) (“MSG Entertainment” or the “Company”) today reported financial results for the fiscal first quarter ended September 30, 2024.

Since the start of fiscal 2025, the Madison Square Garden Arena (“The Garden”) has hosted a record number of concerts for a fiscal first quarter and, last month, welcomed back the New York Knicks (“Knicks”) and the New York Rangers (“Rangers”) for the start of their 2024-25 regular seasons at The Garden. Later today, the Christmas Spectacular production kicks off its 2024 holiday season at Radio City Music Hall with 199 performances currently on-sale as compared to 193 shows in fiscal 2024. In addition, new sales and renewal activity in the Company’s premium hospitality business remains strong, while the Company also recently announced new multi-year sponsorship deals with Lenovo and its subsidiary Motorola Mobility and the Department of Culture and Tourism – Abu Dhabi, as well as a multi-year extension of its sponsorship deal with Verizon.

For the fiscal 2025 first quarter, the Company reported revenues of $138.7 million, a decrease of $3.5 million, or 2%, as compared to the prior year quarter. In addition, the Company reported an operating loss of $18.5 million, an improvement of $14.9 million, or 45%, and adjusted operating income of $1.9 million, an increase of $2.1 million, both as compared to the prior year quarter.(1)

Executive Chairman and CEO James L. Dolan said, “With fiscal ’25 underway, we expect our portfolio of assets and brands to continue benefiting from demand for shared experiences, including this year's Christmas Spectacular production. Looking ahead, we remain confident in the strength of our Company and believe we are well positioned to generate long-term value for our shareholders.”
Results for the Three Months Ended September 30, 2024 and 2023:

	Three Months Ended
	September 30,		Change
$ millions	2024	2023	$	%
Revenues	$138.7	$142.2	$(3.5)	(2)%
Operating Loss	$(18.5)	$(33.4)	$14.9	45%
Adjusted Operating Income (Loss)(1)	$1.9	$(0.2)	$2.1	NM
Note: Amounts may not foot due to rounding. NM - Absolute percentages greater than 200% and comparisons from positive to negative values or to zero values are not considered meaningful.
(1)See page 3 of this earnings release for the definition of adjusted operating income (loss) (“AOI”) included in the discussion of non-GAAP financial measures. During the fiscal 2024 third quarter, the Company amended this definition so that the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with Madison Square Garden Sports Corp. (“MSG Sports”) is no longer excluded in all periods presented. For the three months ended September 30, 2024 and the three months ended September 30, 2023, the non-cash portion of operating lease revenue was $0.5 million.

Entertainment Offerings, Arena License Fees and Other Leasing
Fiscal 2025 first quarter revenues from entertainment offerings of $115.1 million decreased $1.4 million, or 1%, as compared to the prior year period, primarily due to lower event-related revenues.

Event-related revenues decreased $1.5 million, primarily due to lower revenues from concerts. This reflects lower per-concert revenues primarily due to a shift in the mix of events at The Garden from promoted events to rentals and a decrease in the number of concerts at the Company's theaters, partially offset by an increase in the number of concerts at The Garden.

Fiscal 2025 first quarter arena license fees and other leasing revenues of $4.7 million increased $2.2 million, or 90%, as compared to the prior year period, due to an increase in other leasing revenues.

Fiscal 2025 first quarter direct operating expenses associated with entertainment offerings, arena license fees and other leasing of $86.5 million decreased $4.1 million, or 5%, as compared to the prior year quarter, primarily due to lower event-related expenses of $3.5 million. The decrease in event-related expenses was primarily due to lower expenses from concerts, mainly driven by lower per-concert expenses due to a shift in the mix of events at The Garden from promoted events to rentals, partially offset by an increase in the number of events at The Garden.

Food, Beverage and Merchandise
Fiscal 2025 first quarter food, beverage and merchandise revenues of $19.0 million decreased $4.3 million, or 18%, as compared to the prior year period. This was primarily due to lower food and beverage sales at concerts held at the Company’s venues as compared to the prior year quarter, primarily due to lower per-concert food and beverage revenues and, to a lesser extent, the decrease in the number of events at the Company’s theaters, partially offset by the increase the number of events at The Garden.

Fiscal 2025 first quarter food, beverage and merchandise direct operating expenses of $11.2 million increased $0.1 million, or 1%, as compared to the prior year period.

Selling, General and Administrative Expenses
Fiscal 2025 first quarter selling, general and administrative expenses of $45.7 million decreased $3.1 million, or 6%, as compared to the prior year period. The decrease was primarily due to (i) lower professional fees, mainly due to the absence of non-recurring costs incurred by the Company in the prior year period in connection with the registration and sale of the Company's Class A common stock by Sphere Entertainment Co.; (ii) a decrease in employee compensation and benefits; and (iii) lower other costs, all as compared to the prior year period. These decreases were partially offset by higher rent expense as compared to the prior year period.

Operating Loss and Adjusted Operating Income (Loss)
Fiscal 2025 first quarter operating loss of $18.5 million improved $14.9 million, or 45%, as compared to the prior year period, primarily due to lower restructuring charges and, to a lesser extent, the decrease in direct operating expenses and selling, general and administrative expenses, partially offset by the decrease in revenues. Fiscal 2025 first quarter adjusted operating income of $1.9 million increased $2.1 million as compared to the prior year quarter, primarily due to lower direct operating expenses and selling, general and administrative expenses (excluding merger, spin-off and acquisition-related costs), partially offset by the decrease in revenues.

About Madison Square Garden Entertainment Corp.
Madison Square Garden Entertainment Corp. (MSG Entertainment) is a leader in live entertainment, delivering unforgettable experiences while forging deep connections with diverse and passionate audiences. The Company’s portfolio includes a collection of world-renowned venues – New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall, and Beacon Theatre; and The Chicago Theatre – that showcase a broad array of sporting events, concerts, family shows, and special events for millions of guests annually. In addition, the Company features the original production, the Christmas Spectacular Starring the Radio City Rockettes, which has been a holiday tradition for more than 90 years. More information is available at www.msgentertainment.com.

Non-GAAP Financial Measures
During the fiscal 2024 third quarter the Company amended its definition of adjusted operating income so that the impact of the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports is no longer excluded in all periods presented.
We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) merger, spin-off, and acquisition-related costs, including merger-related litigation expenses, (v) gains or losses on sales or dispositions of businesses and associated settlements, (vi) the impact of purchase accounting adjustments related to business acquisitions, (vii) amortization for capitalized cloud computing arrangement costs and (viii) gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. We eliminate merger, spin-off, and acquisition-related costs, when applicable, because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles, gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the executive deferred compensation plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Other income (expense), net, which is not reflected in Operating income (loss).
We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company on a consolidated and combined basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.
Forward-Looking Statements
This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #
Contacts:

Ari Danes, CFA Senior Vice President, Investor Relations, Financial Communications & Treasury Madison Square Garden Entertainment Corp. (212) 465-6072	Justin Blaber Vice President, Financial Communications Madison Square Garden Entertainment Corp. (212) 465-6109
Grace Kaminer Vice President, Investor Relations & Treasury Madison Square Garden Entertainment Corp. (212) 631-5076	Sarah Rothschild Senior Director, Investor Relations & Treasury Madison Square Garden Entertainment Corp. (212) 631-5345
Conference Call Information:
The conference call will be Webcast live today at 8:30 a.m. ET at investor.msgentertainment.com
Conference call dial-in number is 888-660-6386 / Conference ID Number 8020251
Conference call replay number is 800-770-2030 / Conference ID Number 8020251 until November 15, 2024
Investor presentation available at investor.msgentertainment.com/events-and-presentations

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2024	2023
Revenues
Revenues from entertainment offerings	$115,081	$116,505
Food, beverage, and merchandise revenues	18,975	23,261
Arena license fees and other leasing revenue	4,658	2,446
Total revenues	138,714	142,212
Direct operating expenses
Entertainment offerings, arena license fees, and other leasing direct operating expenses	(86,466)	(90,559)
Food, beverage, and merchandise direct operating expenses	(11,243)	(11,118)
Total direct operating expenses	(97,709)	(101,677)
Selling, general, and administrative expenses	(45,746)	(48,822)
Depreciation and amortization	(13,781)	(13,585)
Restructuring credits (charges)	40	(11,553)
Operating loss	(18,482)	(33,425)
Interest income	372	851
Interest expense	(14,043)	(14,287)
Other expense, net	(769)	(4,469)
Loss from operations before income taxes	(32,922)	(51,330)
Income tax benefit	13,601	659
Net loss	$(19,321)	$(50,671)

Loss per share attributable to MSG Entertainment’s stockholders:
Basic and diluted	$(0.40)	$(1.00)

Weighted-average number of shares of common stock:
Basic and diluted	48,217	50,437

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO
ADJUSTED OPERATING INCOME (LOSS)
(in thousands)
(Unaudited)

The following is a description of the adjustments to operating loss in arriving at adjusted operating income (loss) as described in this earnings release:

•Depreciation and amortization. This adjustment eliminates depreciation and amortization of property and equipment and intangible assets.
•Share-based compensation. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under the Company’s Employee Stock Plan and the Company’s Non-Employee Director Plan.
•Restructuring charges. This adjustment eliminates costs related to termination benefits provided to certain corporate executives and employees.
•Merger, spin-off, and acquisition-related costs. This adjustment eliminates costs related to mergers, spin-offs and acquisitions, including merger-related litigation expenses.
•Amortization for capitalized cloud computing arrangement costs. This adjustment eliminates amortization of capitalized cloud computing arrangement costs.
•Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan.

	Three Months Ended September 30,
$ thousands	2024	2023
Operating loss	$(18,482)	$(33,425)
Depreciation and amortization	13,781	13,585
Share-based compensation (excluding share-based compensation included in restructuring charges)	6,262	6,177
Restructuring (credits) charges	(40)	11,553
Merger, spin-off, and acquisition-related costs (1)	—	2,035
Amortization for capitalized cloud computing arrangement costs	168	—
Remeasurement of deferred compensation plan liabilities	220	(145)
Adjusted operating income (loss) (2)	$1,909	$(220)
_________________
(1)This adjustment represents non-recurring costs incurred and paid by the Company for the sale of the retained interest by Sphere Entertainment Co.
(2)During the fiscal 2024 third quarter the Company amended the definition of adjusted operating income so that the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports is no longer excluded in all periods presented. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Adjusted operating income includes operating lease revenue of (i) $854 and $829 of revenue collected in cash for the three months ended September 30, 2024 and September 30, 2023, respectively, and (ii) a non-cash portion of $470 and $495 for the three months ended September 30, 2024 and September 30, 2023, respectively.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	September 30, 2024	June 30, 2024
ASSETS
Current Assets:
Cash, cash equivalents, and restricted cash	$37,613	$33,555
Accounts receivable, net	95,525	77,259
Related party receivables, current	20,768	17,469
Prepaid expenses and other current assets	106,490	90,801
Total current assets	260,396	219,084
Non-Current Assets:
Property and equipment, net	642,338	633,533
Right-of-use lease assets	391,058	388,658
Goodwill	69,041	69,041
Indefinite-lived intangible assets	63,801	63,801
Deferred tax assets, net	81,733	68,307
Other non-current assets	101,960	110,283
Total assets	$1,610,327	$1,552,707
LIABILITIES AND DEFICIT
Current Liabilities:
Accounts payable, accrued and other current liabilities	$159,261	$203,750
Related party payables, current	43,671	42,506
Long-term debt, current	20,313	16,250
Operating lease liabilities, current	27,014	27,736
Deferred revenue	270,955	215,581
Total current liabilities	521,214	505,823
Non-Current Liabilities:
Long-term debt, net of deferred financing costs	646,975	599,248
Operating lease liabilities, non-current	451,071	427,014
Other non-current liabilities	39,765	43,787
Total liabilities	1,659,025	1,575,872
Commitments and contingencies
Deficit:
Class A Common Stock (a)	460	456
Class B Common Stock (b)	69	69
Additional paid-in-capital	26,909	33,481
Treasury stock at cost (4,365 shares outstanding as of September 30, 2024 and June 30, 2024)	(140,512)	(140,512)
Retained earnings	96,282	115,603
Accumulated other comprehensive loss	(31,906)	(32,262)
Total deficit	(48,698)	(23,165)
Total liabilities and deficit	$1,610,327	$1,552,707
_________________
(a) Class A Common Stock, $0.01 par value per share, 120,000 shares authorized; 45,958 and 45,556 shares issued as of September 30, 2024 and June 30, 2024, respectively.
(b) Class B Common Stock, $0.01 par value per share, 30,000 shares authorized; 6,867 shares issued as of September 30, 2024 and June 30, 2024.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
SELECTED CASH FLOW INFORMATION
(in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Net cash (used in) provided by operating activities	$(27,359)	$1,378
Net cash used in investing activities	(6,690)	(55,490)
Net cash provided by financing activities	38,107	9,273
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,058	(44,839)
Cash, cash equivalents, and restricted cash, beginning of period	33,555	84,355
Cash, cash equivalents, and restricted cash, end of period	$37,613	$39,516